As filed with the Securities and Exchange Commission on July 28, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Under

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3025021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

211 Main Street

San Francisco, CA 94105

(Address of Principal Executive Offices)

THE CHARLES SCHWAB CORPORATION

2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Joseph R. Martinetto

Executive Vice President and Chief Financial Officer

The Charles Schwab Corporation

211 Main Street

San Francisco, CA 94105

Telephone: (415) 667-7000

(Name and Address of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	45,000,000	$15.30 (2)	$688,500,000 (2)	79,934.85 (3)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1922, this Registration Statement shall also cover any additional shares of the common stock of The Charles Schwab Corporation (the “Registrant”) that become issuable under The Charles Schwab Corporation 2004 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices per share of common stock of the Registrant on the New York Stock Exchange on July 25, 2011, which was $15.30.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 for The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as a Post-Effective Amendment to Form S-8 and Amendment Number Two to Form S-3 (File Nos. 333-101992, 333-63448, 333-47107 and 33-54701), as filed with the Securities and Exchange Commission on May 19, 2004, are incorporated herein by reference, except as the same may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 45,000,000 shares of Common Stock, par value $0.01 per share, of the Registrant under the 2004 Stock Incentive Plan pursuant to an amendment of such Plan authorized by the stockholders of the Registrant on May 17, 2011.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 6, 2011.

(c) The Registrant’s Current Reports on Form 8-K filed on January 18, March 21, April 15, May 9, May 23, and July 18, 2011 (excluding any portions thereof which are deemed “furnished” rather than filed with the Securities and Exchange Commission).

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2010, including any amendment or description filed for the purpose of updating such description.

All reports or other documents subsequently filed by the Registrant and the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered by this Registration Statement will be passed upon for the Registrant by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, San Francisco, California. As of the date of this Registration Statement, directors of that firm beneficially own an aggregate of less than 1% of the Registrant’s Common Stock.

Item 8.	Exhibits

Exhibit Number	Exhibit

5	Opinion of Counsel.

23.1	Independent Auditor’s Consent.

23.2	Consent of Counsel (included in Exhibit 5).

24	Powers of Attorney (included as part of the signature page to this Registration Statement).

99	The Charles Schwab Corporation 2004 Stock Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to a Current Report on Form 8-K filed by the Registrant on May 23, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 28, 2011.

THE CHARLES SCHWAB CORPORATION

/s/ Walter W. Bettinger II
Walter W. Bettinger II
President, Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, Walter W. Bettinger II and Joseph R. Martinetto, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 28th day of July 2011 by the following persons in the capacities indicated.

Name and Signature	Title

/s/ Walter W. Bettinger II	President, Chief Executive Officer and Director
Walter W. Bettinger II	(Principal Executive Officer)

/s/ Joseph R. Martinetto	Executive Vice President and Chief Financial Officer
Joseph R. Martinetto	(Principal Financial and Accounting Officer)

/s/ Charles R. Schwab
Charles R. Schwab	Chairman of the Board

/s/ Nancy H. Bechtle
Nancy H. Bechtle	Director

Name and Signature	Title

/s/ C. Preston Butcher
C. Preston Butcher	Director

/s/ Frank C. Herringer
Frank C. Herringer	Director

/s/ Stephen T. McLin
Stephen T. McLin	Director

/s/ Arun Sarin
Arun Sarin	Director

/s/ Paula A. Sneed
Paula A. Sneed	Director

/s/ Roger O. Walther
Roger O. Walther	Director

/s/ Robert N. Wilson
Robert N. Wilson	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5	Opinion of Counsel.

23.1	Independent Auditor’s Consent.

23.2	Consent of Counsel (included in Exhibit 5).

24	Powers of Attorney (included as part of the signature page to this Registration Statement).

99	The Charles Schwab Corporation 2004 Stock Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to a Current Report on Form 8-K filed by the Registrant on May 23, 2010).